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Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 2, 2005, accompanying the financial statements of the Computer Network Technology Corporation 401(k) Salary Savings Plan included in the Annual Report on Form 11-K of McDATA Corporation for the year ended December 31, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ CLIFTON GUNDERSON LLP

Milwaukee, Wisconsin
July 28, 2005

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS